Exhibit 99.1

Incyte Reports 2017 Fourth-Quarter and Year-End Financial Results, Provides 2018 Financial Guidance and Updates on Key Clinical Programs

•                  Total revenues $444 million (+36%) in Q4 2017 and $1.54 billion (+39%) in FY 2017

•                  Jakafi® (ruxolitinib) revenues $302 million (+27%) in Q4 2017 and $1.13 billion (+33%) in FY 2017; FY 2018 guidance $1.35-1.40 billion

•                  Significant progress in clinical development during 2017; portfolio now includes six later-stage product candidates

Conference Call and Webcast Scheduled Today at 8:00 a.m. ET

WILMINGTON, DE, February 15, 2018 — Incyte Corporation (Nasdaq: INCY) today reports 2017 fourth-quarter and year-end financial results, highlighting both strong growth in total revenue and the significant progress being made across the product portfolio.

“2017 was another successful year for Incyte with a fast-growing revenue line and an expanded portfolio of later-stage development candidates that we expect to drive our future growth,” stated Hervé Hoppenot, Incyte’s Chief Executive Officer. “As we begin 2018, we look forward to key newsflow events in the first half of the year, including the initial results of the ECHO-301 trial of epacadostat in melanoma and the REACH1 trial of ruxolitinib in steroid-refractory acute GVHD, as well as FDA action on the resubmission of the baricitinib NDA for rheumatoid arthritis.”

Portfolio Update

Oncology — key highlights

The pivotal REACH1 trial evaluating ruxolitinib in patients with steroid-refractory acute graft-versus-host disease (GVHD) has completed enrollment and results are expected in the first half of 2018. If successful, Incyte expects to submit an sNDA seeking approval of ruxolitinib in this indication.

Initial results, based on progression-free survival, from the pivotal ECHO-301 trial of epacadostat plus pembrolizumab in patients with unresectable or metastatic melanoma are expected in the first half of 2018. In collaboration with both Merck and Bristol-Myers Squibb, we have recently opened eight new pivotal trials of epacadostat plus PD-1 antagonists.

Initial data from the trial evaluating INCB54828 in patients with cholangiocarcinoma are expected in 2018.

Status updates for Incyte’s most advanced clinical programs are provided below.

	Indication	Status Update
Ruxolitinib (JAK1/JAK2)	Steroid-refractory acute GVHD	Pivotal Phase 2 (REACH1); Phase 3 (REACH2)
Ruxolitinib (JAK1/JAK2)	Steroid-refractory chronic GVHD	Phase 3 (REACH3)
Ruxolitinib (JAK1/JAK2)	Essential thrombocythemia	Phase 2 (RESET)
Itacitinib (JAK1)	Treatment-naïve acute GVHD	Phase 3 (GRAVITAS-301)
Itacitinib (JAK1)	NSCLC	Phase 1/2 in combination with osimertinib (EGFR)
Epacadostat (IDO1)	Melanoma	Phase 3 (ECHO-301) in combination with pembrolizumab (PD-1)
Epacadostat (IDO1)	Renal cancer	Phase 3 (ECHO-302) in combination with pembrolizumab (PD-1)
Epacadostat (IDO1)	Bladder cancer	Phase 3 (ECHO-303 & ECHO-307) in combination with pembrolizumab (PD-1)
Epacadostat (IDO1)	Head & neck cancer	Phase 3 (ECHO-304) in combination with pembrolizumab (PD-1)
Epacadostat (IDO1)	NSCLC	Phase 3 (ECHO-305 & ECHO-306) in combination with pembrolizumab (PD-1)
Epacadostat (IDO1)	NSCLC	Phase 3 (ECHO-309) in combination with nivolumab (PD-1)
Epacadostat (IDO1)	Head & neck cancer	Phase 3 (ECHO-310) in combination with nivolumab (PD-1)
Epacadostat (IDO1)	NSCLC	Phase 3 in combination with durvalumab (PD-L1) expected to begin in H1 2018
MGA012 (PD-1)(1)	Solid tumors	Phase 1 dose-escalation completed, monotherapy expansion cohorts ongoing
INCB50465 (PI3Kō)	DLBCL	Phase 2 (CITADEL-202)
INCB50465 (PI3Kō)	Follicular lymphoma	Phase 2 (CITADEL-203)
INCB50465 (PI3Kō)	Marginal zone lymphoma	Phase 2 (CITADEL-204)
INCB50465 (PI3Kō)	Mantle cell lymphoma	Phase 2 (CITADEL-205)
INCB54828 (FGFR1/2/3)	Bladder cancer	Phase 2 (FIGHT-201)
INCB54828 (FGFR1/2/3)	Cholangiocarcinoma	Phase 2 (FIGHT-202)

Notes:

(1)         MGA012 licensed from MacroGenics

A brief status update for Incyte’s earlier-stage clinical candidates is provided below.

Status Update
INCB57643 (BRD)	First-in-man data presented at ASH 2017, showing optimized PK profile for combination therapy
INCB53914 (PIM)	First-in-man data at ASH 2017; development expected to focus on combination therapy, including with JAK and PI3Kδ inhibition in hematological malignancies
INCB52793 (JAK1)	150x greater selectivity for JAK1 over JAK2 in preclinical studies; evaluating combination cohorts with azacitadine in AML
INCB59872 (LSD1)	Epigenetic mechanism targeting cell differentiation; evaluating both oncology indications and sickle-cell disease
INCB62079 (FGFR4)	250x greater selectivity for FGFR4 over FGFR1/2/3; initial development expected to focus on hepatocellular carcinoma
INCB81776 (AXL/MER)	Expected to enter clinical trials in 2018
INCB01158 (ARG)(1)	Novel mechanism targeting myeloid cells; development expected to focus on combination therapy, including IDO1, PD-1 and chemotherapy combinations
INCAGN1876 (GITR)(2)	Dose escalation completed; development expected to focus on combination therapy, including IDO1, PD-1 and CTLA-4 combinations
INCAGN1949 (OX40)(2)	Dose escalation completed; development expected to focus on combination therapy, including PD-1 and CTLA-4 combinations
INCAGN2390 (TIM-3)(2)	Expected to enter clinical trials in 2018
INCAGN2385 (LAG-3)(2)	Expected to enter clinical trials in 2018

Notes:

(1)         INCB01158 co-developed with Calithera

(2)         INCAGN1876, INCAGN1949, INCAGN2390 and INCAGN2385 from discovery alliance with Agenus

Non-oncology

	Indication	Status Update
Topical ruxolitinib (JAK1/JAK2)	Atopic dermatitis, vitiligo	Phase 2

Partnered — key highlights

In December, Lilly announced that it had resubmitted the New Drug Application (NDA) for baricitinib to the U.S. Food & Drug Administration (FDA). This was classified as a Class II resubmission, which began a new six-month review cycle. Lilly also announced that it has initiated a pivotal trial of baricitinib in patients with moderate-to-severe atopic dermatitis.

Novartis has stated that it now anticipates submitting an NDA for capmatinib, a potent and selective MET inhibitor licensed from Incyte, in 2019.

	Indication	Status Update
Baricitinib (JAK1/JAK2)(1)	Rheumatoid arthritis	Approved in Europe and Japan; NDA resubmitted to FDA
Baricitinib (JAK1/JAK2)(1)	Atopic dermatitis	Phase 3
Baricitinib (JAK1/JAK2)(1)	Psoriatic arthritis	Lilly expects the Phase 3 program to begin in 2018
Baricitinib (JAK1/JAK2)(1)	Systemic lupus erythematosus	Phase 2
Capmatinib (MET)(2)	Non-small cell lung cancer, liver cancer	Phase 2 in EGFR wild-type, ALK negative NSCLC patients with MET amplification and mutation

Notes:

(1)         Baricitinib licensed to Lilly

(2)         Capmatinib licensed to Novartis

2017 Fourth-Quarter and Year-End Financial Results (GAAP)

Revenues For the quarter ended December 31, 2017, net product revenues of Jakafi were $302 million as compared to $238 million for the same period in 2016, representing 27 percent growth. For the twelve months ended December 31, 2017, net product revenues of Jakafi were $1.1 billion as compared to $853 million for the same period in 2016, representing 33 percent growth. For the quarter ended December 31, 2017, net product revenues of Iclusig were $19 million as compared to $13 million for the same period in 2016.  For the twelve months ended December 31, 2017, net product revenues of Iclusig were $67 million as compared to $30 million for the same period in 2016(1).

For the quarter and twelve months ended December 31, 2017, product royalties from sales of Jakavi, which has been out-licensed to Novartis outside of the United States, were $48 million and $152 million, respectively, as compared to $33 million and $111 million for the same periods in 2016. For the quarter and twelve months ended December 31, 2017, product royalties from sales of Olumiant outside of the United States from Lilly were $5 million and $9 million, respectively.

For the quarter and twelve months ended December 31, 2017, milestone and contract revenues were $70 million and $175 million, respectively, as compared to $43 million and $113 million for the same periods in 2016. The milestone and contract revenues in 2017 relate to milestones earned from our collaborative partners.

For the quarter ended December 31, 2017, total revenues were $444 million as compared to $326 million for the same period in 2016. For the twelve months ended December 31, 2017, total revenues were $1.5 billion as compared to $1.1 billion for the same period in 2016.

(1)  In June 2016, Incyte obtained an exclusive license from ARIAD to develop and commercialize Iclusig in Europe and other select ex-U.S. countries.

Year Over Year Revenue Growth

(in thousands, unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,		%	December 31,		%
	2017	2016	Change	2017	2016	Change
Revenues:
Jakafi net product revenues	$302,348	$237,531	27%	$1,133,392	$852,816	33%
Iclusig net product revenues	19,461	12,867	—	66,920	29,588	—
Product royalty revenues	52,314	33,225	57%	160,791	110,711	45%
Product-related revenues	374,123	283,623	32%	1,361,103	993,115	37%
Milestone and contract revenues	70,000	42,869	—	175,000	112,512	—
Other revenues	33	6	—	113	92	—
Total revenues	$444,156	$326,498	36%	$1,536,216	$1,105,719	39%

Research and development expenses Research and development expenses for the quarter ended December 31, 2017 were $447 million as compared to $162 million for the same period in 2016. For the quarter ended December 31, 2017, research and development expenses were comprised of $150 million related to our collaboration and license agreement with MacroGenics and $297 million of ongoing expenses.

Research and development expenses for the twelve months ended December 31, 2017 were $1.3 billion as compared to $582 million for the same period in 2016.  For the twelve months ended December 31, 2017, research and development expenses were comprised of $359 million of upfront consideration and milestone expense related to our collaboration and license agreements with Agenus, Calithera, MacroGenics and Merus, $12 million related to in-process research and development asset impairment and $955 million of ongoing expenses.

Included in ongoing research and development expenses for the quarter and twelve months ended December 31, 2017 were non-cash expenses related to equity awards to our employees of $23 million and $90 million, respectively.

Selling, general and administrative expenses Selling, general and administrative expenses for the quarter and twelve months ended December 31, 2017 were $98 million and $366 million, respectively, as compared to $96 million and $303 million for the same periods in 2016. Increased selling, general and administrative expenses were driven primarily by additional costs related to the commercialization of Jakafi and the geographic expansion in Europe. Included in selling, general and administrative expenses for the quarter and twelve months ended December 31, 2017 were non-cash expenses related to equity awards to our employees of $11 million and $43 million, respectively.

Change in fair value of acquisition-related contingent consideration The change in fair value of acquisition-related contingent consideration for the quarter and twelve months ended December 31, 2017 was $10 million and $8 million, respectively, as compared to $7 million and $17 million for the same periods in 2016.  The change in fair value of acquisition-related contingent consideration represents the fair market value adjustments of the Company’s contingent liability related to the acquisition of the European business of ARIAD Pharmaceuticals, Inc.

Unrealized loss on long term investments Unrealized loss on long term investments for the quarter ended December 31, 2017 was $22 million as compared to $24 million for the same period in 2016.  The unrealized loss on long term investments for the twelve months ended December 31, 2017 was $24 million as compared to $3 million for the same period in 2016. The unrealized loss on long term investments for the quarter and twelve months ended December 31, 2017 represents the fair market value adjustments of the Company’s investments in Agenus and Merus.

Expense related to senior note conversions Expense related to senior note conversions for the twelve months ended December 31, 2017 was $55 million related to the conversions of certain of our 2018 and 2020 convertible senior notes.

Net income (loss) Net loss for the quarter ended December 31, 2017 was $150 million, or $0.71 per basic and diluted share, as compared to net income of $9 million, or $0.05 per basic and diluted share for the same period in 2016.  Net loss for the twelve months ended December 31, 2017 was $313 million, or $1.53 per basic and diluted share, as compared to net income of $104 million, or $0.55 per basic and $0.54 per diluted share for the same period in 2016.

As described below, in 2018 Incyte will begin reporting certain Non-GAAP financial measures, which should be considered in conjunction with Incyte’s GAAP reporting. Under Incyte’s definition of Non-GAAP measures, Non-GAAP net income for the quarter and twelve months ended December 31, 2017 was $4 million and $131 million, respectively.

Cash, cash equivalents and marketable securities position As of December 31, 2017, cash, cash equivalents and marketable securities totaled $1.2 billion as compared to $809 million as of December 31, 2016. The increase in cash, cash equivalents and marketable securities from December 31, 2016 to December 31, 2017 is primarily due to the public offering of 4,945,000 shares of our common stock resulting in net proceeds of $649 million.

Non-GAAP Information

The financial measures other than Non-GAAP net income presented in this press release for the three and twelve months ended December 31, 2017 have been prepared by the Company in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). Management has chosen to present Non-GAAP net income for the three and twelve months ended December 31, 2017 and to release both GAAP and Non-GAAP financial guidance for the year ending December 31, 2018 in belief that this Non-GAAP information is useful for investors, when considered in conjunction with Incyte’s GAAP financial guidance. Management uses such information internally and externally for establishing budgets, operating goals and financial planning purposes. These metrics are also used to manage the Company’s business and monitor performance. The Company adjusts, where appropriate, for both revenues and expenses in order to reflect the Company’s core operations.  The Company believes these adjustments are useful to investors by providing an enhanced understanding of the financial performance of the Company’s core operations. The metrics have been adopted to align the Company with disclosures provided by industry peers.  A reconciliation of GAAP net loss to Non-GAAP net income for the three and twelve months ended December 31, 2017 has been included at the end of this press release.

Guidance related to research and development and selling, general and administrative expenses does not include estimates associated with any potential future strategic transactions.

Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used in conjunction with and to supplement Incyte’s operating results as reported under GAAP. Non-GAAP measures may be defined and calculated differently by other companies in our industry.

2018 Financial Guidance

The Company has provided full year 2018 financial guidance, as detailed below.

GAAP and Non-GAAP Jakafi net product revenues	$1,350 - $1,400 million
GAAP and Non-GAAP Iclusig net product revenues	$80 - $85 million

GAAP Cost of product revenues	$85 - $95 million
Non-GAAP Cost of product revenues(1)	$64 - $74 million

GAAP Research and development expenses	$1,200 - $1,300 million
Non-GAAP Research and development expenses(2)	$1,077 - $1,172 million

GAAP Selling, general and administrative expenses	$515 - $535 million
Non-GAAP Selling, general and administrative expenses(3)	$465 - $480 million

GAAP Change in fair value of acquisition-related contingent consideration	$30 million
Non-GAAP Change in fair value of acquisition-related contingent consideration(4)	$0 million

(1)         Adjusted to exclude the amortization of licensed intellectual property for Iclusig relating to the acquisition of the European business of ARIAD Pharmaceuticals, Inc.

(2)         Adjusted to exclude the estimated cost of stock-based compensation and upfront consideration of approximately $13 million relating to the Syros Pharmaceuticals, Inc. collaboration.

(3)         Adjusted to exclude the estimated cost of stock-based compensation.

(4)         Adjusted to exclude the change in fair value of estimated future royalties relating to sales of Iclusig in the licensed territory relating to the acquisition of the European business of ARIAD Pharmaceuticals, Inc.

The selling, general and administrative expense guidance includes approximately $125 million in epacadostat GAAP and Non-GAAP pre-launch expenses which we expect to incur in the second half of the year.

Future Non-GAAP financial measures may also exclude upfront and ongoing milestones relating to third-party collaboration partners, impairment of goodwill or other assets, changes in the fair value of equity investments in our collaboration partners, non-cash interest expense related to the amortization of the initial discount on our 2018 and 2020 Senior Notes and the impact on our tax provision of discrete changes in our valuation allowance position on deferred tax assets.

Conference Call and Webcast Information

Incyte will hold its 2017 fourth-quarter and year-end financial results conference call and webcast this morning at 8:00 a.m. ET.  To access the conference call, please dial 877-407-3042 for domestic callers or 201-389-0864 for international callers. When prompted, provide the conference identification number, 13675376.

If you are unable to participate, a replay of the conference call will be available for 30 days. The replay dial-in number for the United States is 877-660-6853 and the dial-in number for international callers is 201-612-7415. To access the replay you will need the conference identification number, 13675376.

The conference call will also be webcast live and can be accessed at www.incyte.com in the Investors section under “Events and Presentations”.

About Incyte

Incyte Corporation is a Wilmington, Delaware-based biopharmaceutical company focused on the discovery, development and commercialization of proprietary therapeutics.  For additional information on Incyte, please visit the Company’s website at www.incyte.com.

Follow @Incyte on Twitter at https://twitter.com/Incyte.

About Jakafi® (ruxolitinib)

Jakafi is a first-in-class JAK1/JAK2 inhibitor approved by the U.S. Food and Drug Administration for treatment of people with polycythemia vera (PV) who have had an inadequate response to or are intolerant of hydroxyurea. Jakafi is also indicated for treatment of people with intermediate or high-risk myelofibrosis (MF), including primary MF, post—polycythemia vera MF, and post—essential thrombocythemia MF.

Jakafi is marketed by Incyte in the United States and by Novartis as Jakavi® (ruxolitinib) outside the United States.

About Iclusig® (ponatinib) tablets

Iclusig targets not only native BCR-ABL but also its isoforms that carry mutations that confer resistance to treatment, including the T315I mutation, which has been associated with resistance to other approved TKIs.

In the EU, Iclusig is approved for the treatment of adult patients with chronic phase, accelerated phase or blast phase chronic myeloid leukemia (CML) who are resistant to dasatinib or nilotinib; who are intolerant to dasatinib or nilotinib and for whom subsequent treatment with imatinib is not clinically appropriate; or who have the T315I mutation, or the treatment of adult patients with Philadelphia-chromosome positive acute lymphoblastic leukemia (Ph+ ALL) who are resistant to dasatinib; who are intolerant to dasatinib and for whom subsequent treatment with imatinib is not clinically appropriate; or who have the T315I mutation.

Incyte has an exclusive license from ARIAD Pharmaceuticals, Inc., since acquired by Takeda Pharmaceutical Company Limited, to develop and commercialize Iclusig in the European Union and 22 other countries, including Switzerland, Norway, Turkey, Israel and Russia.

Forward-Looking Statements

Except for the historical information set forth herein, the matters set forth in this release contain predictions, estimates and other forward-looking statements, including without limitation statements regarding: the Company’s financial guidance for 2018, including expectations regarding pre-launch expenses, and the expectations underlying such guidance;  the timing and substance of the results of the ECHO-301 and REACH1 trials as well as FDA action on the resubmission of baricitinib for RA; plans and expectations regarding our product pipeline and strategy (including without limitation plans and expectations relating to epacadostat, ruxolitinib, INCB54828, INCB53914, INCB62079. INCB81776, INCB01158, INCAGN1876, INCAGN1949, INCAGN2390 and INCAGN2385) - including timelines for advancing our drug candidates through clinical trials (including enrollment and commencement), whether certain trials will serve as the basis for registration, timelines for regulatory submissions and timelines for releasing trial data, the number of potential clinical trials, and whether any specific program will be successful - and plans and expectations regarding development activities of our collaboration partners (including without limitation collaboration development activities relating to capmatinib and baricitinib); and whether the Company’s development portfolio will drive future growth.

These forward-looking statements are based on the Company’s current expectations and subject to risks and uncertainties that may cause actual results to differ materially, including unanticipated developments in and risks related to: the efficacy or safety of our products; the acceptance of our products in the marketplace; market competition; further research and development; sales, marketing and distribution requirements; clinical trials, including pivotal trials, possibly being unsuccessful or insufficient to meet applicable regulatory standards or warrant continued development; the ability to enroll sufficient numbers of subjects in clinical trials; determinations made by the FDA; other market, economic or strategic factors and technological advances; unanticipated delays; the ability of the Company to compete against parties with greater financial or other resources; the Company’s dependence on its relationships with its collaboration partners; greater than expected expenses; expenses relating to litigation or strategic activities; obtaining and maintaining effective patent coverage for the Company’s products; and other risks detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission, including its Form 10-Q for the quarter ended September 30, 2017. The Company disclaims any intent or obligation to update these forward-looking statements.

Contacts

Media		Investors
Catalina Loveman	+1 302 498 6171	Michael Booth, DPhil	+1 302 498 5914
	cloveman@incyte.com		mbooth@incyte.com

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INCYTE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Revenues:
Product revenues, net	$321,809	$250,398	$1,200,312	$882,404
Product royalty revenues	52,314	33,225	160,791	110,711
Milestone and contract revenues	70,000	42,869	175,000	112,512
Other revenues	33	6	113	92
Total revenues	444,156	326,498	1,536,216	1,105,719

Costs and expenses:
Cost of product revenues (including definite-lived intangible amortization)	22,359	19,610	79,479	58,187
Research and development	446,938	161,585	1,326,361	581,861
Selling, general and administrative	97,829	96,085	366,406	303,251
Change in fair value of acquisition-related contingent consideration	9,618	7,139	7,704	17,422
Total costs and expenses	576,744	284,419	1,779,950	960,721

Income (loss) from operations	(132,588)	42,079	(243,734)	144,998
Interest and other income, net	6,616	594	17,500	4,412
Interest expense	(373)	(9,470)	(6,900)	(38,745)
Unrealized loss on long term investments	(21,932)	(23,758)	(24,275)	(3,261)
Expense related to senior note conversions	—	—	(54,881)	—
Income (loss) before provision for income taxes	(148,277)	9,445	(312,290)	107,404
Provision for income taxes	1,352	572	852	3,182
Net income (loss)	$(149,629)	$8,873	$(313,142)	$104,222

Net income (loss) per share:
Basic	$(0.71)	$0.05	$(1.53)	$0.55
Diluted	$(0.71)	$0.05	$(1.53)	$0.54

Shares used in computing net income (loss) per share:
Basic	211,125	188,598	204,580	187,873
Diluted	211,125	195,187	204,580	194,125

INCYTE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	December 31,	December 31,
	2017	2016
ASSETS
Cash, cash equivalents and marketable securities	$1,169,645	$808,546
Restricted cash and investments	925	886
Accounts receivable	266,299	148,758
Property and equipment, net	259,763	167,679
Inventory	14,448	19,299
Prepaid expenses and other assets	64,652	35,412
Long term investments	134,356	31,987
Other intangible assets, net	236,901	258,437
In-process research and development	—	12,000
Goodwill	155,593	155,593
Total assets	$2,302,582	$1,638,597

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable, accrued expenses and other liabilities	$360,952	$266,649
Convertible senior notes	24,001	651,481
Acquisition-related contingent consideration	287,000	301,000
Stockholders’ equity	1,630,629	419,467
Total liabilities and stockholders’ equity	$2,302,582	$1,638,597

INCYTE CORPORATION

RECONCILIATION OF GAAP REPORTED TO SELECTED NON-GAAP ADJUSTED INFORMATION

(unaudited, in thousands)

	Three Months Ended December 31, 2017	Twelve Months Ended December 31, 2017

GAAP Net Loss	$(149,629)	$(313,142)
Adjustments:
Milestone revenue from new or existing partners(1)	(70,000)	(175,000)
Upfront consideration and milestone expense related to new or existing partners(2)	150,000	359,109
Non-cash stock compensation from equity awards(3)	33,767	133,055
Asset impairment (In-process research and development)(4)	—	12,000
Change in fair value of contingent consideration(5)	9,618	7,704
Amortization of acquired product rights(6)	5,384	21,536
Changes in fair value of equity investments(7)	21,932	24,275
Non-cash interest expense related to convertible notes(8)	294	6,062
Expense related to senior note conversions(9)	—	54,881
Tax effect of Non-GAAP adjustments(10)	2,762	853
Non-GAAP Net Income	$4,128	$131,333

(1)         As included within the Milestones and contract revenues line item in the Consolidated Statement of Operations, which included (in thousands) for the three and twelve months ended December 31, 2017, $30,000 for baricitinib atopic dermatitis and $40,000 sales milestone related to Jakavi in Europe, and for the twelve months ended December 31, 2017, $65,000 for Olumiant EMA approval, $15,000 for Olumiant Japan approval and $25,000 for ruxolitinib GVHD Phase III initiation.

(2)         As included within the Research and development expenses line item in the Consolidated Statement of Operations, which included (in thousands) for the three and twelve months ended December 31, 2017, $150,000 related to MacroGenics, and for the twelve months ended December 31, 2017, $127,209 related to Merus, $41,400 related to Calithera and $40,500 related to Agenus.

(3)         As included within the Research and development expenses line item in the Consolidated Statement of Operations, which included (in thousands) for the three and twelve months ended December 31, 2017, $22,601 and $90,399, respectively, and, within the Selling, general and administrative expenses line item in the Consolidated Statement of Operations, which included (in thousands) for the three and twelve months ended December 31, 2017, $11,166 and $42,656, respectively.

(4)   As included within the Research and development expenses line item in the Consolidated Statement of Operations.

(5)         As included within the Change in fair value of acquisition-related contingent consideration expense line item in the Consolidated Statement of Operations.

(6)   As included within the Cost of product revenues line item in the Consolidated Statement of Operations.

(7)   As included within the Unrealized loss on long term investments line item in the Consolidated Statement of Operations.

(8)   As included within the Interest expense line item in the Consolidated Statement of Operations.

(9)   As included within the Expense related to senior note conversions line item in the Consolidated Statement of Operations.

(10)  As included within the Provision for income taxes line item in the Consolidated Statement of Operations. Income tax effects of Non-GAAP adjustments are calculated using the applicable statutory tax rate for the jurisdictions in which the charges (benefits) are incurred, while taking into consideration any valuation allowances.